                                                                     EXHIBIT 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 10, 2000

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K/A dated May 10, 2000 of Park Place Entertainment Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


Copies to:

Scott La Porta, Chief Financial Officer
Park Place Entertainment Corporation